Exhibit 10.26

[xxxx]

Vénissieux, January [●] 2016

Objet : Stock options

Dear [xxxx],

We are pleased to inform you that, you were granted [xxxx] stock options in the Company at the Board meeting of Flamel Technologies held on December 10, 2015, according to authorizations provided by the shareholders Meetings on June 24, 2014 and according to the rules governing the Stock Options plan of December 2015 (the “Rules 2015”), as attached.

Subject to condition of continued employment provided in Section 2.5 of the Rules 2015, these stock options will only be converted into shares according to the following detailed rules:

-	[xxxx] (25%) exercisable options from 12/10/2016 to 12/10/2025 inclusive
-	[xxxx] (25%) exercisable options from 12/10/2017 to 12/10/2025 inclusive
-	[xxxx] (25%) exercisable options from 12/10/2018 to 12/10/2025 inclusive
-	[xxxx] (25%) exercisable options from 12/10/2019 to 12/10/2025 inclusive

The exercise price of the options granted is USD 14.35.

These stocks options are not negotiable. We invite you to refer to the Rules 2015 for more detail with regard to the rules applicable to your options.

We thank you in advance to duly sign and write “Lu et approuvé”, on the present letter and attached document Rules 2015” and return them to our HR Department (Evelyne Beauzon).

Yours sincerely,

The BENEFICIARY:	FLAMEL TECHNOLOGIES
[xxxx]	Michael S. Anderson

Attachement: Rules governing the Stock Option plan of December 2015